Exhibit 24.1
POWER OF ATTORNEY

Each of the undersigned directors and officers of DELUXE CORPORATION, a Minnesota corporation, hereby constitutes and appoints Barry C. McCarthy and Keith A. Bush their true and lawful attorneys-in-fact, and each of them, with full power to act without the other, to sign the Company's annual report on Form 10-K for the year ended December 31, 2018, and any and all amendments to such report, and to file the same and any such amendment, with any exhibits, and any other documents required in connection with such filing, with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934.

Date

/s/ Barry C. McCarthy	2/20/2019
Barry C. McCarthy, President, Chief Executive Officer and Director (principal executive officer)

/s/ Keith A. Bush	2/20/2019
Keith A. Bush, Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Ronald C. Baldwin	2/20/2019
Ronald C. Baldwin, Director

/s/ Don J. McGrath	2/20/2019
Don J. McGrath, Director

/s/ Cheryl Mayberry McKissack	2/20/2019
Cheryl Mayberry McKissack, Director

/s/ Neil J. Metviner	2/20/2019
Neil J. Metviner, Director

/s/ Stephen P. Nachtsheim	2/20/2019
Stephen P. Nachtsheim, Director

/s/ Thomas J. Reddin	2/20/2019
Thomas J. Reddin, Director

/s/ Martyn R. Redgrave	2/20/2019
Martyn R. Redgrave, Director

/s/ John L. Stauch	2/20/2019
John L. Stauch, Director

/s/ Victoria A. Treyger	2/20/2019
Victoria A. Treyger, Director